Exhibit 99.1

Corporate Governance Guidelines

The following corporate governance guidelines have been approved by the Board of Directors (the “Board”) of Rogers Corporation (“Rogers” or the “Company”). These guidelines, together with the charters of our standing committees, all of which are publicly available on the Company’s website, provide the general framework for the governance of Rogers. The charter of the Nominating and Governance Committee of the Board requires such Committee to review and assess the adequacy of these guidelines annually and recommend any proposed change to the Board for its consideration and, if appropriate, approval.
1.    Role of Board and Management. The Board is elected by the shareholders to oversee management, with its principal focus on enhancing the long-term value of the Company. The Board stands in fiduciary relation to the Company and, in discharging these fiduciary duties, Directors shall act in a manner that they reasonably believe to be in the best interests of the Company. The Board currently has three standing committees to assist the Board in discharging its responsibilities: an Audit Committee, a Compensation and Organization Committee, and a Nominating and Governance Committee.
The Chief Executive Officer (the “CEO”), or if there is no CEO, the President of the Company, has general supervision and control of Rogers’ business, subject to the direction of the Board. Rogers’ officers, managers and other employees, under the general direction of the CEO (or President, if applicable), conduct Rogers’ business to enhance the long-term value of the Company.
Both the Board and management believe that managing the Company with a principal focus on long-term value will generally promote the best interests of shareholders as well as other stakeholders and interested parties including employees, customers, suppliers, Rogers’ communities and the public at large.
2.    Functions of the Board. The Board generally has approximately five or six regularly scheduled meetings a year at which it reviews and discusses reports by management on the performance of the Company, its plans and prospects, as well as other issues facing the Company. Directors are expected to attend all scheduled Board and committee meetings and to have done such advance preparation, including reviewing meeting materials, as is necessary to fulfill their responsibilities. In addition to its general oversight of management, the Board also performs a number of specific functions, including:

a.	selecting the CEO and overseeing CEO succession planning;

b.	providing advice and oversight on the selection, evaluation, development and compensation of senior management;

c.	reviewing, approving and monitoring fundamental financial and business strategies and major corporate actions;

d.	evaluating significant risks facing the Company – and reviewing options for their mitigation; and

e.	assuring guidelines are in place for maintaining the integrity of the Company – the integrity of the financial statements and the integrity of compliance with laws and ethics.
The Board may delegate, and in a number of cases already has delegated, certain of the specific functions described above to a committee or committees of the Board.
3.    Qualifications. Directors should possess the highest personal and professional ethics, integrity and values, and be committed to serving the best interests of the Company. They must also have an objective perspective and possess practical wisdom and the ability to exercise judgment in the fulfillment of their responsibilities. Rogers

CORPORATE GOVERNANCE GUIDELINES | PAGE 1

Exhibit 99.1

endeavors to have a Board with diverse experience in policy-making or strategic-planning levels in business or in other areas that are relevant to the Company’s activities.
Directors must be willing to devote sufficient time to carrying out their duties and responsibilities effectively, and must be committed to serve on the Board for an extended period of time. Directors should offer their resignation in the event of any significant change in their personal circumstances that negatively impacts the time they have available to devote to the Company, including a change in their principal job responsibilities.
The Company’s officers may not become director of public companies other than Rogers without the prior approval of the Nominating and Governance Committee. Rogers’ CEO may not serve on the board of directors of more than one public company in addition to the Rogers Board.
The Board does not believe that arbitrary term limits on Directors’ service are appropriate, nor does it believe that Directors should expect to automatically be re-nominated annually until they choose to step down. Individuals will not be nominated for election to the Board after their 72nd birthday unless the Board deems it advisable to do so.
A non-management Director’s ownership of Rogers Corporation capital stock should be equal to at least five times the Director’s base annual retainer by the fifth anniversary of the first annual meeting of shareholders after the individual becomes a non-management Director. For purposes of this stock ownership guideline, a non-management Director will be deemed to own shares of capital stock that he or she has earned as a non-management Director but the ownership of which has been deferred (without a requirement for additional payment or services) through a Rogers deferral plan. Unexercised stock options or restricted shares that require additional payments or services do not constitute shares that are owned for purposes of this stock ownership guideline. Management Directors are subject to the stock ownership guidelines applicable to each as executive officers of the Company.
4.    Independence of Directors. A majority of the Directors will be independent Directors under the independence requirements set forth in Section 303A of the New York Stock Exchange (“NYSE”) Listed Company Manual (“Independent Directors”).
It is the Board’s goal that at least two-thirds of the Directors will be independent under the NYSE independence standards. Directors who do not meet the NYSE’s independence standards also make valuable contributions to the Board and to the Company by reason of their experience and wisdom.
To be considered independent under the NYSE independence standards, the Board must determine that a Director does not have any direct or indirect material relationship with Rogers. The Board has established the following guidelines to assist it in determining Director independence in accordance with those standards:

a.
Relationships that will make a Director not independent: Consistent with the NYSE independence standards, a Director will not be independent if (i) the Director is, or was within the preceding three years, employed by Rogers (excluding having served as an interim chairman, interim CEO or interim other executive officer); (ii) an immediate family member of the Director is, or was within the preceding three years, an executive officer of Rogers; (iii) the Director (A) is a current partner or employee of a firm that is Rogers’ internal or external auditor; (B) has an immediate family member who is a current partner of such a firm; (C) has an immediate family member who is a current employee of such a firm and who personally works on Rogers’ audit; or (D) was within the preceding three years, or has an immediate family member who was during such time, a partner or employee of such a firm and personally worked on Rogers’ audit within that time; (iv) a Rogers’ executive officer is or, within the preceding three years, was, on the compensation committee of the board of directors of a company which at the same time employs or employed the Rogers Director, or an immediate family member of the Director, as an executive officer; (v) the Director has received, or has an immediate family member who has received, more than $120,000 in any 12 month period within the preceding three years, in direct compensation from Rogers, other than Board and committee fees, pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), compensation received by the Director for former services as an interim chairman, interim CEO or interim other executive officer, or fees

CORPORATE GOVERNANCE GUIDELINES | PAGE 2

Exhibit 99.1

received by an immediate family member of the Director for service as an employee of Rogers (other than an executive officer); or (vi) the Director is currently an executive officer or employee, or an immediate family member of the Director is currently an executive officer, of a company that has made payments to, or received payments from, Rogers for property or services in an amount which, in any of the preceding three fiscal years, exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues.

b.
Relationships that will not be material in determining a Director’s independence: The following commercial or charitable relationships will not be considered to be material relationships that would impair a Director’s independence: (i) if a Rogers Director (other than a member of the Audit Committee) receives direct or indirect annual compensation or other benefits (other than Board and committee fees) of not more than $30,000; (ii) if a Rogers Director is an executive officer of another company that does business with Rogers and the annual sales to, or purchases from, Rogers are less than one percent of the revenues of the company he or she serves as an executive officer; (iii) if a Rogers Director is an executive officer of another company which is indebted to Rogers, or to which Rogers is indebted, and the total amount of either company’s indebtedness to the other is less than one percent of the total consolidated assets of the company he or she serves as an executive officer; and (iv) if a Rogers Director serves as an officer, director or trustee of a charitable organization, and Rogers’ discretionary charitable contributions to the organization are less than one percent of that organization’s total annual charitable receipts. (Rogers’ matching of employee charitable contributions will not be included in the amount of Rogers’ contributions for this purpose.) The Board will annually review all commercial and charitable relationships of Directors which involve Rogers or members of its management. Whether Directors meet these categorical independence tests, as well as whether they meet the standards set forth in subsection (a) above, will be reviewed annually and the determinations will be made public in connection with or prior to Rogers’ annual meeting of shareholders.

c.
Directors who evaluate relationships: For relationships not covered by the guidelines in subsection (b) above, the determination of whether the relationship is material or not shall be made by the Directors who satisfy the independence guidelines set forth in subsections (a) and (b) above. For example, if a Director is the CEO of a company that purchases products and services from Rogers that are more than one percent of that company’s annual consolidated gross revenues, the Directors could determine, after considering all of the relevant circumstances, whether such a relationship was material or immaterial, and whether the Director would therefore be considered independent under the NYSE independence standards. The Company would explain in the next proxy statement the basis for any Board determination that a relationship was immaterial despite the fact that it was outside the categorical standards of immateriality set forth in subsection (b) above.

5.    Selection of Chairman. In accordance with the Company’s Bylaws, the Directors shall be free to choose a chairman of the Board (the “Chairman”), if any, in a manner and for a term of their choosing.
6.    Lead Director. The Directors may in a manner and for a term of their choosing (but in any event for a term not less than one year) select a lead director (the “Lead Director”) from the Independent Directors. The Lead Director shall have the power to, among other things, provide input into Board meeting agendas, call meetings of the Independent Directors, and preside at meetings of Independent Directors.
7.    Size of Board and Selection Process. The Directors are elected each year by the shareholders at the annual meeting of shareholders. After recommendations for nominees are made to it by the Nominating and Governance Committee, the Board proposes a slate of nominees to the shareholders for election to the Board. The Board also determines the number of Directors on the Board. Between annual shareholder meetings, the Board may fill any vacancy on the Board, including a vacancy caused by enlargement of the Board, to serve until the next annual meeting of shareholders. The Board believes that, given the size and breadth of Rogers and the need for diversity of Board views, the size of the Board should be in the range of seven to ten Directors.

CORPORATE GOVERNANCE GUIDELINES | PAGE 3

Exhibit 99.1

a.
Majority Voting Policy in Uncontested Elections: Any nominee for director in an uncontested election who receives a greater number of votes “withheld” for his or her election than votes “for” such election shall promptly submit his or her offer of resignation for consideration by the Nominating and Governance Committee. The Nominating and Governance Committee shall consider all of the relevant facts and circumstances and recommend to the Board the action to be taken with respect to such offer of resignation. The Board, taking into account the recommendation of the Nominating and Governance Committee, will then determine whether to accept or reject the resignation. The Director that tendered the resignation shall not participate in the consideration or determination of whether to accept such resignation. Promptly following the Board’s decision, the Company will disclose that decision and, if applicable, an explanation of such decision in a filing with the Securities and Exchange Commission or a press release.

8.    Committee Matters. The duties for each of the Board’s committees shall be outlined in each of the committee’s charters and/or by further action of the Board. The committee chairpersons summarize their committee meetings to the full Board. The committees occasionally hold meetings in conjunction with the full Board. Each Board committee shall annually review its charter and recommend to the Board any changes it deems necessary.
9.    Independence of Committee Members. In addition to the requirement that a majority of the Board shall be Independent Directors, (a) the members of the Audit Committee, the Compensation and Organization Committee, and the Nominating and Governance Committee shall be comprised entirely of Independent Directors, (b) all members of the Audit Committee shall also meet the additional independence requirements of the NYSE adopted pursuant to the Sarbanes-Oxley Act of 2002 that are applicable to members of that committee, and (c) all members of the Compensation and Organization Committee shall also meet the additional independence requirements of the NYSE adopted pursuant to the Dodd–Frank Wall Street Reform and Consumer Protection Act.
10.    Meetings of Non-Management Directors. The Board will hold regularly scheduled sessions for the non-management Directors without management present and, if any of the non-management Directors are non-Independent, the Independent Directors should also meet in an executive session at least once a year. These sessions must be presided over by an Independent Director. The Directors have determined that the Company’s Lead Director, if one has been appointed, will be the presiding Director at these sessions. In the event the Company does not then have a Lead Director or he or she is not in attendance, another Independent Director shall be chosen by the Directors to be the presiding Director. The non-management Directors may meet without management present at such other times as determined by the Lead Director.
In order that interested parties may be able to make their concerns known to the non-management Directors, the Company will also disclose a method for such parties to communicate directly and confidentially with the Lead Director or with the non-management Directors as a group.
11.    Self-Evaluation. The Board and each of its standing committees will perform an annual self- evaluation. Annually, the Directors will be requested to provide to the Board their assessments of the effectiveness of the Board and the committees on which they serve.
12.    Ethics and Conflicts of Interest. The Board expects Rogers Directors, as well as officers and employees, to act ethically at all times and to adhere to the requirements set forth in Rogers’ code of business conduct and ethics, a copy of which is publicly available on the Rogers website. If an actual or potential conflict of interest arises for a Director, the Director shall promptly inform the CEO and the Lead Director. If a significant conflict exists and cannot be resolved, the Director should resign. All Directors will recuse themselves from any decision affecting their personal, business or professional interests, excluding Director compensation matters. The Board shall resolve any conflict of interest question involving the CEO or an officer appointed by the Board who regularly reports to the CEO, and the CEO shall resolve any conflict of interest issue involving any other officer of the Company. In addition, the Board expects Rogers Directors, nominees for the Board, executive officers, beneficial owners of 5% or more of Rogers’ stock and immediate family members of all such persons, to abide by the approval, ratification and disclosure requirements set forth in Rogers’ related party transactions policy, a copy of which is publicly available on the Rogers website.

CORPORATE GOVERNANCE GUIDELINES | PAGE 4

Exhibit 99.1

The Company will not make any personal loans or other extensions of credit to Directors or executive officers.
13.    Reporting of Concerns to Non-Management Directors or the Audit Committee. Anyone who has a concern about Rogers’ conduct, or about the Company’s accounting, internal accounting controls or auditing matters, may communicate that concern directly to the Lead Director, to the non-management Directors, or to the Audit Committee. Concerns relating to accounting, internal controls, auditing or officer conduct that are sent to someone other than the Lead Director or the Chairperson of the Audit Committee shall be sent immediately by the person who receives such a concern to the Lead Director and to the Chairperson of the Audit Committee. The Company has established a toll free hotline for employees to report such concerns. The status of all outstanding concerns addressed to the non-management Directors, the Lead Director, or the Audit Committee will be reported to the Lead Director and the Chairperson of the Audit Committee on a quarterly basis. The Lead Director, or the Audit Committee Chairperson, may direct that certain matters be presented to the Audit Committee or the full Board and may direct special treatment, including the retention of outside advisors or counsel, for any concern addressed to them.
The Company’s code of business conduct and ethics prohibits any retaliation against any officer or employee who, acting in good faith, reports suspected misconduct.
14.    Compensation of Board. The Compensation and Organization Committee shall have the responsibility for reviewing and recommending to the Board compensation (i.e., director fees, whether in cash or equity) and other benefits for non-management Directors. In discharging this duty, the committee shall be guided by three goals: compensation should fairly pay Directors for work required in a company of Rogers’ size and scope; compensation should align Directors’ interests with the long-term interests of shareholders; and the structure of the compensation should be simple, transparent and easy for shareholders to understand.
15.    Succession Plan. Based upon recommendations from the Compensation and Organization Committee, the Board shall review and ensure the maintenance of a succession plan for the CEO and other senior executives.
16.    Annual Compensation Review of Senior Management. The Compensation and Organization Committee shall annually approve the goals and objectives for compensating the CEO. This committee shall evaluate the CEO’s performance in light of these goals and use this information to help determine the CEO’s salary, bonus and other incentive and equity compensation. The Compensation and Organization Committee shall also annually approve the compensation of the Company’s executive officers. In carrying out these responsibilities, the Compensation and Organization Committee may seek input from other members of the Board and other members of the Board may offer their input to the committee for its consideration as and to the extent the committee deems appropriate.
17.    Access to Management. Directors may contact managers of the Company without senior corporate management present.
18.    Access to Independent Advisors. The Board and its committees, including the non-management or Independent Directors when convening in executive session, shall have the right at any time to retain independent outside financial, legal or other advisors.
19.    Director Orientation and Continuing Education. The CEO, in consultation with such other members of the Board or management as he or she deems appropriate or such persons as otherwise directed by the Board or the Nominating and Governance Committee, shall be responsible for providing an orientation for new Directors, and for periodically providing materials or briefing sessions for all Directors on subjects that would assist them in discharging their duties. Each new Director shall complete an orientation program as soon as practical after election to the Board. The orientation program will include presentations by management designed to familiarize the new Director with the Company’s business and strategic plans, key policies and practices, principal officers and management structure, auditing and compliance processes, its code of business conduct and ethics, its related party transactions policy, or similar documents.

CORPORATE GOVERNANCE GUIDELINES | PAGE 5

Exhibit 99.1

20.    Annual Meeting Attendance Policy for Directors. All Directors are expected to attend the annual meeting of shareholders absent an unavoidable conflict.
21.    Potential Impact on Compensation from Executive Misconduct. If the Board determines that any compensation paid to an executive officer resulted from any financial result or operating objective that was impacted by misconduct, it may take a range of actions as described in the Rogers Corporation Compensation Recovery Policy, a copy of which is publicly available on the Rogers website.

22. Communication with Stakeholders. The Board believes that management speaks for the Company. Individual directors occasionally may meet or otherwise communicate with various constituencies that are involved with the Company, but it is expected that directors would do this with the knowledge of management and, in most instances, absent unusual circumstances, at the request of management.

Approved by the Board of Directors on December 6, 2017

CORPORATE GOVERNANCE GUIDELINES | PAGE 6